Exhibit 23



                 CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the incorporation by reference  in  this  Annual
Report  (Form  10-K) of Textron Inc. of our report dated  January
25,  1996, included in the 1995 Annual Report to Shareholders  of
Textron Inc.

Our audits also included the financial statement schedules of Textron Inc. listed in the accompanying Index to Financial Statements and Financial Statement Schedules. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-46501, Form S-3 No. 33-63227, Form S-8 No. 2-78073, Form S-8 No. 2-95413, Form S-8 No.
33-00668, Form S-8 No. 33-19402, Form S-8 No. 33-37139, Form  S-8
No. 33-38094, Form S-8 No. 33-57025 and Form S-8 No. 33-63741) of
Textron Inc. and in the related Prospectuses and Prospectus Supplements of our report dated January 25, 1996, with respect to the consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 30, 1995.


                                   /s/ Ernst & Young LLP


New York, New York
March 11, 1996